UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2022

Allakos Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38582	45-4798831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

825 Industrial Road, Suite 500 San Carlos, California	94070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 597-5002

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ALLK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 19, 2022, Allakos Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC and Cowen and Company, LLC (the “Representatives”), as representatives of the underwriters listed therein (the “Underwriters”), relating to the issuance and sale in an underwritten registered direct offering (the “Registered Direct Offering”) by the Company of 29,882,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $5.02 per share. Gross proceeds from the Registered Direct Offering before deducting underwriting discounts and commissions and other offering expenses are expected to be approximately $150 million. The Shares in the Registered Direct Offering were offered pursuant to a registration statement on Form S-3 (File No. 333-265085), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 31, 2022, as supplemented by a prospectus supplement filed with the SEC on September 19, 2022 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act, and other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.

The foregoing summary of the Underwriting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Underwriting Agreement, which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

A copy of the opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation relating to the legality of the issuance and sale of the Shares offered in the Registered Direct Offering is attached as Exhibit 5.1 hereto.

Item 7.01.	Regulation FD Disclosure.

On September 19, 2022, the Company issued a press release announcing the pricing of the Registered Direct Offering. The text of the press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

On September 19, 2022, the Company released an updated corporate presentation. A copy of the presentation is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, among the Company and Jefferies LLC and Cowen and Company, LLC, dated as of September 19, 2022.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included with the opinion filed as Exhibit 5.1).

99.1	Press Release announcing pricing of the offering, dated September 19, 2022.

99.2	Corporate Presentation, dated September 19, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Allakos Inc.

Date: September 19, 2022	By:	/s/ H. Baird Radford, III
H. Baird Radford, III
Chief Financial Officer